SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : July 26, 2004

SURREY BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	0000-50313	59-3772016
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Renfro Street, Mount Airy, NC	27030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 783-3900

Not Applicable

(Former name of former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(a) Not Applicable

(b) Not Applicable

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated July 26, 2004

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to this Item 9 and in satisfaction of Item 12, “Disclosure of Results of Operations and Financial Condition.”

On July 26, 2004, Surrey Bancorp (the “Company”) announced its earnings for the quarter ended June 30, 2004. A copy of the press release dated July 26, 2004 is attached as Exhibit 99 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURREY BANCORP

Date: July 27, 2004	By:	/s/ Mark H. Towe
Mark H. Towe, Chief Financial Officer